Exhibit 5.1

June 6, 2023

InfuSystem Holdings, Inc.
3851 West Hamlin Road
Rochester Hills, Michigan 48309

Re: Issuance of Securities Covered by Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to up to 354,509 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to be issued pursuant to the InfuSystem Holdings, Inc. 2023 Employee Stock Purchase Plan, as amended (the “ESPP”). The Registration Statement also relates to such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the ESPP (collectively with the Shares, the “Securities”).

In connection with this opinion, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”).

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution, delivery and binding effect of all documents by the parties thereto other than the Company. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others. This opinion assumes that the provisions of the Charter and the Bylaws will not be amended after the date hereof. This opinion further assumes compliance both in the past and in the future with the terms of the ESPP by the Company and its employees, officers, board of directors and any committee and/or trustee appointed to administer the ESPP.

We express no opinion as to matters under or involving the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, upon the issuance and sale of said Securities for the consideration and upon the terms and conditions set forth in the ESPP, said Securities will be legally issued, fully paid and non-assessable.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Commission.

Very truly yours,

Stinson LLP

/s/ Stinson LLP